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                                                                 EXHIBIT 23.2


             Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
  Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 1997, relating to the consolidated financial statements and schedules of Continental Mortgage and Equity Trust appearing in the Trust's Annual Report on Form 10-K for the year ended December 31, 1996.


                                            /s/ BDO SEIDMAN, LLP

                                            BDO Seidman LLP

Dallas, Texas
April 25, 1997